Exhibit 10.09

SUBLEASE

BETWEEN

AVAYA INC.

SUBLANDLORD

and

INTERSIL CORP.

SUBTENANT

Premises:

1001 Murphy Ranch Road

2nd Floor of Building 3

Milpitas, California 95035

Dated:                     , 2004

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The mailing, delivery or negotiation of this Sublease shall not be deemed an offer to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Sublease and the Prime Landlord has consented in writing to this Sublease. Until such execution and delivery of, and consent to this Sublease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * *

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TABLE OF CONTENTS

(continued)

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SUBLEASE

This Sublease is entered into as of this          day of November, 2004, by and between AVAYA INC., a Delaware corporation, with offices at 211 Mount Airy Road, Basking Ridge, New Jersey 07920 (hereinafter “Sublandlord”), and INTERSIL CORP., a Delaware corporation, on behalf of itself and its subsidiaries, with offices at Attn: Contracts Department, 2401 Palm Bay Road, N.E., m/s 53-170, Palm Bay, FL 32905 (hereinafter “Subtenant”).

INTRODUCTORY STATEMENTS

A. By Agreement of Lease dated October     , 2001 (the “Prime Lease”), Lucent Technologies Inc. (“Lucent”) leased to Sublandlord approximately 70,019 rentable square feet in Building 1, 69,324 rentable square feet in Building 2, and 43,140 rentable square feet (consisting of 35,273 square feet located on the 2nd floor and 7,867 square feet located on the ground floor) in Building 3, located at 1001 Murphy Ranch Road, Milpitas, California (hereinafter called the “Project”). Lucent subsequently assigned its interest in the Prime Lease to The Prudential Insurance Company of America (the “Prime Landlord”).

B. Subtenant desires to sublease the 43,140 square feet in Building 3, as such premises are more particularly described in Exhibit A (showing space on 2nd floor) and Exhibit A-1 (showing Building 3 Lobby Area and Cafeteria Space) annexed hereto and made a part hereof (the “Subleased Premises”) to Sublandlord, and Sublandlord desires to sublease the Subleased Premises to Subtenant on the terms and conditions hereinafter set forth.

C. So long as Sublandlord operates the Cafeteria Space, it shall maintain the furniture, fixtures and equipment in the Cafeteria Space at its sole cost pursuant to the Prime Lease.

WITNESSETH

NOW, THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

1. SUBLEASE; DEFINITION OF SUBLEASED PREMISES

(a) Sublandlord, for and in consideration of the Subtenant’s payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant, and Subtenant does hereby hire from Sublandlord, the Subleased Premises, together with the non-exclusive right to use the portions of the Building intended for common use, for the Term (as hereinafter defined) and upon and subject to the terms, conditions and limitations hereinafter set forth.

(b) The ground floor of Building 3 includes a lobby area (“Lobby Area”) and a cafeteria (“Cafeteria Space”), as depicted on Exhibit A-1 attached hereto. Subtenant shall have the right to install or share a reception desk in the Lobby Area, at a location and in a matter mutually acceptable to Prime Landlord, Sublandlord and Subtenant. In addition, Subtenant shall have the right to use the Cafeteria Space as a customer of the cafeteria during the Term of this Sublease provided that Sublandlord continues to operate the Cafeteria Space for Sublandlord’s employees and subject to the rights of Prime Landlord as set forth in Paragraph 2.1(d) of the Prime Lease. Sublandlord shall have no liability to Subtenant whatsoever and no right to any reduction or abatement of Rent in the event Sublandlord, for any reason whatsoever, discontinues operation of the Cafeteria Space. Notwithstanding the foregoing, in the event Prime Landlord terminates Sublandlord’s use of the Cafeteria Space pursuant to Paragraph 2.1(d) of the Prime Lease and, as a result thereof, Sublandlord is entitled to a reduction in Rent, then Subtenant shall be entitled to its proportionate share of such reduction. [see also Paragraph 37(d)].

(c) As additional consideration for entering into this Sublease, Subtenant shall pay Sublandlord Five Hundred Thousand Dollars ($500,000.00) in certified funds upon the Prime Landlord’s approval of this Sublease after it has been executed by both parties. This Sublease shall not be effective until said Five Hundred Thousand Dollars ($500,000.00) payment is made to Sublandlord.

2. PRIME LEASE

(a) A true copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as Exhibit B. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease (except to the extent that they are inapplicable to, or modified by the provisions of, this Sublease, or inapplicable to the Subleased Premises) are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime Lease. If any of the express provisions of this Sublease shall conflict with any of the provisions of the Prime Lease incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. For purposes of this Sublease, references in the Prime Lease to the “term” shall mean the Term of this Sublease and references to the “premises” in the Prime Lease shall mean the Subleased Premises. References to the Building shall mean Building 3 only. Except as otherwise provided herein, when any fraction, factor or formula, which is based on the number of square feet leased, is expressed in the Prime Lease, it will be adjusted by substituting the number of square feet of the Subleased Premises for the number of square feet of the Premises leased in the Prime Lease. The Sublandlord represents and warrants to Subtenant that, as of the date of execution of the Sublease, to the best of Sublandlord’s knowledge, there are no Defaults on the behalf of Prime Landlord or Sublandlord and Sublandlord is not aware of any facts or circumstances which could result or lead to the Default of the Prime Lease by Prime Landlord or Sublandlord.

(b) Each party agrees that it shall not do or omit to do anything which would result in a Default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party’s breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Prime Lease with respect to the Subleased Premises.

(c) In order to facilitate the coordination of the provisions of this Sublease with those of the Prime Lease, the time periods contained in provisions of the Prime Lease that are incorporated by reference into this Sublease and for which the same action must be taken under the Prime Lease and this Sublease (such as, for example and without limitation, the time period for the curing of a Default under this Sublease that is also a Default under the Prime Lease or for the response to a request by Subtenant for consent to an action for which consent of the Prime Landlord is also required), are changed for the purpose of incorporation by reference by shortening or lengthening that period in each instance by five (5) days so that in each instance Subtenant shall have much less time to observe or perform hereunder than Sublandlord has as tenant under the Prime Lease and Sublandlord shall have that much more time to observe, perform, consent, approve or otherwise act hereunder than the Prime Landlord has under the Prime Lease. In instances in which the same action is not required under both the Prime Lease and this Sublease, the time periods contained in provisions of the Prime Lease that are incorporated by reference are not changed.

Only those provisions of the Prime Lease applicable to Building 3 shall apply to this Sublease. The following provisions of the Prime Lease shall not be incorporated into this Sublease: 1 (all Basic Lease Provisions except 1.4 and 1.7), 2.1(a), 2.1(c)-(h), 2.2 (except definition of Common Areas), 3, 4.1, 5, 7.3(a), 7.3(b), 7.3(j), 7.3(m), 8.2, 12, 13.1, 13.3, 13.5, 16, 17, 26.1, 27, 64, 66, Exhibit A, Exhibit A-2, Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit G.

3. DEFINITIONS

All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

4. PERFORMANCE BY PRIME LANDLORD

Subtenant agrees to look solely to the Prime Landlord, and not to Sublandlord, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the Subleased Premises. Sublandlord does not assume any obligation to perform the terms, covenants and conditions contained in the Prime Lease on the part of the Prime Landlord to be performed. In the event Prime Landlord shall fail to perform any of the terms, covenants and conditions contained in the Prime Lease on its part to be performed, Sublandlord shall cooperate with Subtenant in seeking to obtain the performance of Prime Landlord under the Prime Lease but Sublandlord shall have no obligation to supply such services or incur any cost or expense in connection therewith. A Default by Prime Landlord under the Prime Lease shall not excuse Subtenant’s performance under this Sublease.

5. TERM; END OF TERM; EARLY ACCESS

(a) The term of this Sublease (the “Term”) shall commence on December 1, 2004 (the “Commencement Date”); provided, however, that prior thereto Prime Landlord has consented to this Sublease in writing pursuant to Paragraph 21 below. If Prime Landlord’s consent has not been obtained on or before the Commencement Date then the Commencement Date shall be postponed until one (1) business day following the date Prime Landlord’s consent is obtained pursuant to Paragraph 21 below. Subtenant and Sublandlord agree to confirm the actual Commencement Date in writing after such consent is given and Sublandlord shall submit a statement to Subtenant confirming the actual Commencement Date and Subtenant agrees to sign such statement; however, the failure to so confirm shall not affect the Commencement Date. The term of this Sublease shall expire at midnight on March 30, 2012 (“Expiration Date”). The Term is subject to the term of the Prime Lease. In the event that the term of the Prime Lease expires or is terminated at any time, the Term of this Sublease shall terminate one (1) day prior to the termination or expiration of the term of the Prime Lease.

(b) Upon the expiration or other termination of the term of this Sublease, Subtenant shall peaceably quit and surrender to Sublandlord the Subleased Premises and all alterations and additions thereto, broom clean, in good order, repair and condition excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Sublease, Subtenant has no responsibility of repair or restoration. Subtenant shall remove all of its property and, to the extent specified by Sublandlord, all alterations, additions and other personal property made by Subtenant and other personal property and all partitions wholly within the Subleased Premises, and shall repair any damage to the Subleased Premises or the Building caused by their installation or by such removal. Within five (5) days prior to the expiration or other termination of the term of this Sublease, Sublandlord or its agents shall have the right, but not the obligation, to conduct a walk-thru of the Subleased Premises to determine the condition of the Subleased Premises and to prepare a punch-list for Subtenant of the items Subtenant is required to repair and restore pursuant to this Subparagraph 5(b). Subtenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Sublease. Subtenant will remove any personal property from the Building and the Subleased Premises as required by this sublease prior to the expiration or termination of this Sublease and any such property which shall remain in the Building or the Subleased Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Sublandlord as its property or sold or otherwise disposed of in such manner as Sublandlord may see fit. If any part thereof shall be sold, that Sublandlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent, additional or other charges payable hereunder by Subtenant to Sublandlord and any damages to which Sublandlord may be entitled pursuant to this Sublease.

(c) Provided Prime Landlord has consented to this Sublease as set forth in Paragraph 21 below, Subtenant may, at any time after execution of this Sublease and prior to the Commencement Date, without incurring any liability for payment of Rent, measure the Subleased Premises, design and layout the any tenant improvements and place and install its personal property, furniture, furnishings, signs, telecommunication equipment, equipment and trade fixtures, in the Subleased Premises at Subtenant’s risk and expense and provided that Subtenant does not occupy the space during this time for business operations. Subtenant’s indemnity of Sublandlord shall apply to Subtenant’s entry under this Paragraph 5.

6. BASE RENT; ADDITIONAL RENT

(a) Commencing on the Commencement Date and on the first day of each and every month during the Term thereafter, Subtenant shall pay to Sublandlord base rent (“Base Rent”) as follows:

TERM PERIOD	12/01/04 - 8/31/05	9/01/05 -8/31/06	9/01/06 - 11/30/06	12/1/06 -8/31/07	9/1/07 -8/31/08	9/1/08- 8/31/09	9/1/09- 8/31/10	9/1/10- 8/31/11	9/1/11- 3/30/12
MONTH	$0.00	$47,238.30	$0.00	$48,655.45	$50,115.11	$51,618.57	$53,167.12	$54,762.14	$56,405.00
ANNUALIZED	$0.00	$566,859.60	$0.00	$583,865.40	$601,381.32	$619,422.84	$638,005.44	$657,145.68	$676,860.00
$ PER SF	$0.00	$13.14	$0.00	$13.53	$13.94	$14.36	$14.79	$15.23	$15.69

As set forth above, Subtenant shall not be required to pay Base Rent for the period of the Commencement Date to August 31, 2005 and the period of September 1, 2006 to November 30, 2006 (collectively, “Free Rent Periods”), but Subtenant shall be required to pay Additional Rent (as hereinafter defined) during the Free Rent Periods.

Base Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved.

Upon execution of this Sublease, Subtenant shall pay to Sublandlord (in addition to the Security Deposit) the first month’s rent which shall be applied to the Base Rent payment due on July 1, 2005.

(b) Commencing on the Commencement Date of this Lease, Subtenant shall pay to Sublandlord (as and when due under Paragraphs 4.2 and 10 of the Prime Lease), as additional rent, (i) 23.64% of any increase over a 2005 base year in “Common Area Operating Expenses” (as defined in Paragraph 4.1(b) of the Prime Lease) due by Sublandlord under the Prime Lease, which increase shall be capped at 5% annually, (ii) 100% of any increase over a 2005 base year in “Building 3 Operating Expenses” (as defined in Paragraph 4.1(b) of the Prime Lease) due by Sublandlord under the Prime Lease, which increase shall be capped at 5% annually, and (iii) 100% of any increases in Real Estate Taxes with respect to Building 3 incurred by Sublandlord under the Prime Lease as a result of a sale, refinance, change in ownership, new construction or any other “triggering” event during the term of this Sublease or any extension thereof. The sums due under this Subparagraph 6(b), together with all other costs, and expenses which Subtenant assumes or agrees to pay pursuant to this Sublease shall be deemed additional rent (collectively, “Additional Rent”). Sublandlord shall bill Subtenant for its share of Operating Expenses in accordance with Paragraph 4.2(e) of the Prime Lease except that Sublandlord shall have one (1) year and six (6) months following the end of the calendar year to deliver the Statement (as defined in Paragraph 4.2(e) of the Prime Lease) to Subtenant before Sublandlord’s right to receive such amounts is waived. Subtenant shall pay any pro-rata utility charges directly to the Prime Landlord but in the event that Subtenant fails to pay such charge timely, Sublandlord shall have the right but not the obligation to pay such charges to the Prime Landlord.

(c) The Base Rent and Additional Rent are sometimes referred to herein collectively as “Rent” or “rent” and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. Subtenant shall pay all Base Rent and Additional Rent when due and, in the case of Base Rent, without notice of any kind, and without any abatement, deduction or set-off for any reason whatsoever. All Rent shall be payable at the office of the Sublandlord at the following address:

Regular Mail:

CB Richard Ellis Corp. Facilities

Mgmt. on behalf of Avaya Inc.

P.O. Box 414289

Boston, MA 02241-4289

Overnight Service:

CB Richard Ellis AAF Avaya Inc.

4400 MacArthur Boulevard, Suite 500

Newport Beach, CA 92660

or at such other address as directed by written notice from Sublandlord to Subtenant.

(d) Subtenant’s obligations to pay the Additional Rent provided for in this Paragraph 6 shall survive the expiration or earlier termination of this Sublease but shall expire upon the final determination payment and acceptance of all Rent due hereunder. The parties hereto agree that Sublandlord shall have all of the rights and remedies with respect to the nonpayment by Subtenant of Additional Rent and all other costs, charges and expenses to be paid by Subtenant in this Sublease or by law in the case of nonpayment of Base Rent provided for hereunder.

(e) Timely payment is of the essence of this Sublease and Subtenant may not delay or refuse any payment of Rent for any reason. If Subtenant shall fail to pay any installment of Rent within ten (10) days after the date on which such payment is due, as provided in this Sublease, then a late charge equal to three percent (3%) of the amounts overdue shall become immediately due and payable, as additional rent, to Sublandlord as liquidated damages (not as a penalty) for Subtenant’s failure to make prompt payment. In addition, Subtenant shall pay to Sublandlord, on demand, interest at a rate that is equal to the lessor of (x) two percent (2%) above the then current prime rate charged by Citibank, NA or its successor, and (y) the maximum rate permitted by applicable law, on the amounts overdue from the date on which they became due and payable until the date they are paid, which interest shall be considered additional rent. No failure by Sublandlord to insist upon the strict performance by Subtenant of Subtenant’s obligations to pay delinquency service charges and interest shall constitute a waiver by Sublandlord of its rights to enforce the provisions of this Paragraph in any instance thereafter occurring. The provisions of this subparagraph shall not be construed in any way to extend any time period provided for in this Sublease.

7. USE OF SUBLEASED PREMISES

(a) The Subleased Premises shall only be used as permitted under the Prime Lease, and Subtenant shall not, without the Sublandlord’s prior written consent, use, suffer or permit the use of all or any portion thereof for any other purpose. The Subtenant shall use the Subleased Premises and all parking areas, sidewalks, hallways or other similar facilities or areas of the Building or the land on which the Building is located (“Building Parcel”) available for use by the Subtenant in common with other occupants of the Building (collectively, “Common Areas”) in a careful, lawful, safe and proper manner and in accordance with all requirements of any governmental or quasi-governmental body and, in addition, shall comply with such reasonable rules and regulations as the Prime Landlord may from time to time impose, as may be permitted under the Prime Lease, upon written notice to Subtenant. The Subtenant shall not use the Subleased Premises or any of the Common Areas for any use or activity which is hazardous or which would constitute a nuisance or which: (i) would violate any covenant, agreement, term, provision or condition of the Prime Lease or this Sublease, (ii) is in contravention of the certificate of occupancy for the Subleased Premises or the Building, (iii) would violate any requirement of any governmental or quasi-governmental body or (iv) may in any way impair or interfere with any of the Building services or the proper and economic heating, air conditioning, cleaning or other servicing of the Subleased Premises or the Building, the Common Areas or the Building Parcel or any portion thereof or impair or interfere with the use of any of the Common Areas by, or occasion discomfort, inconvenience or annoyance to, other occupants of the Building or their employees, guests or invitees (including, without limitation, the Sublandlord) or impair the appearance of the Building.

(b) If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on in the Subleased Premises (including but not limited to a Certificate of Occupancy), the Subtenant shall, at the Subtenant’s sole expense, procure and thereafter maintain such license or permit, shall promptly submit a copy thereof to the Sublandlord, and shall comply with the terms and conditions thereof. Notwithstanding the foregoing, Sublandlord acknowledges that Subtenant shall not be required to perform any work outside of the Subleased Premises which may be required in order to obtain a Certificate of Occupancy for the Subleased Premises.

(c) As between Sublandlord and Subtenant, Subtenant shall be solely responsible for the performance of those items of maintenance and repair of the Subleased Premises specified as being the responsibility of the Sublandlord as tenant under the Prime Lease. In this regard, the Subtenant shall, to the same extent as required by Sublandlord as tenant under the Prime Lease:

(i) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board or fire underwriters, or similar groups.

(ii) Maintain the Subleased Premises and all equipment and fixtures in it in good repair and appearance, ordinary wear and tear excepted.

(iii) Make all necessary repairs to the Subleased Premises and all equipment and fixtures in it, except structural repairs.

(iv) Maintain the Subleased Premises in a neat, clean, safe, and sanitary condition, free of all garbage.

(v) Use all electric, plumbing and other facilities in the Subleased Premises safely.

(vi) Use no more electricity than the wiring or feeders to the Subleased Premises can safely carry.

(vii) Promptly replace all broken glass in the Subleased Premises.

(viii) Do nothing to destroy, deface, damage, or remove any part of the Subleased Premises.

(ix) Keep nothing in the Subleased Premises which is inflammable, dangerous or explosive or which might increase the danger of fire or other casualty.

(x) Do nothing to destroy the peace and quiet of the Sublandlord, other tenants, or persons in the neighborhood.

(xi) Avoid littering in the Building or on its grounds.

The Subtenant shall pay any and all expense involved in complying with the above.

(d) The Subtenant shall indemnify and hold the Sublandlord harmless from and against any fine, penalty, cost, expense (including, without limitation, reasonable attorneys’

fees) or other damage or loss suffered by the Sublandlord as a result of the Subtenant’s failure to perform its obligations under the Prime Lease or this Sublease, including without limitation this Paragraph 7. All of the Subtenant’s obligations under this Paragraph 7 shall survive termination of this Sublease and surrender of the Subleased Premises to the Sublandlord.

(e) The Sublandlord shall indemnify and hold Subtenant harmless from and against any fine, penalty, cost, expense (including, without limitation, reasonable attorneys’ fees) or other damage or loss suffered by the Subtenant in its use of the Subleased Premises as a result of Sublandlord’s negligence or willful misconduct.

8. DEFAULT OF SUBTENANT; SUBLANDLORD’S REMEDIES

(a) Any of the following events shall be a Default of the Subtenant:

(i) if Subtenant shall fail to make any payment of Rent as and when due (all such payments being due on the first of each month), where such failure shall continue for a period of eight (8) days after written notice thereof from Sublandlord to Subtenant (provided, however, that if Sublandlord gives Subtenant more than two (2) such notices in any 12 month period, then Subtenant shall not be entitled to any notice or cure period under this Subparagraph 8(a) for the 12 months following the giving of the third such notice);

(ii) if Subtenant shall Default in the observance or performance of any other term, covenant or condition of this Sublease on Subtenant’s part to be observed or performed and Subtenant shall fail to remedy such Default within fifteen (15) days after written notice thereof from Sublandlord to Subtenant of such Default, or if such Default is of such a nature that it cannot be completely remedied within said period of fifteen (15) days and Subtenant shall have failed to commence curing such breach within such 15-day period and to proceed with due diligence and in good faith to complete the curing thereof;

(iii) if Subtenant shall abandon the Subleased Premises and fail to timely pay Rent;

(iv) if Subtenant shall make a general arrangement or general assignment for the benefit of creditors; if Subtenant becomes a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Subtenant the same is dismissed within sixty (60) days); or the appointment of a trustee or receiver to take possession of substantially all of Subtenant’s assets located at the Subleased Premises or of Subtenant’s interest in this Sublease, where possession is not restored to Subtenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Subtenant’s assets located at the Subleased Premises or of Subtenant’s interest in this Sublease, where such seizure is not discharged within thirty (30) days; or the insolvency of Subtenant.

(b) Upon any Default of the Subtenant as set forth in this Paragraph, the Sublandlord, at the Sublandlord’s sole option, may elect and enforce any one or more of the remedies described in subparagraphs (i) through (v) below; provided, however, that the

Sublandlord may, at the Sublandlord’s sole option, elect and enforce multiple remedies from among those remedies to the extent such remedies are not legally mutually exclusive and to the extent that the Sublandlord, in the Sublandlord’s reasonable judgment, deems the enforcement of such multiple remedies to be necessary or appropriate to indemnify and make the Sublandlord whole from any loss or damage as a result of the Default or Defaults of the Subtenant.

(i) Termination and the Subtenant’s Liabilities. The Sublandlord shall have the right to terminate this Sublease upon notice of such termination given by the Sublandlord to the Subtenant in accordance with the notice provisions of this Sublease, whereupon the Subtenant’s right to possession, use and enjoyment of the Subleased Premises shall cease, and the Subtenant shall immediately quit and surrender the Subleased Premises to the Sublandlord, but the Subtenant shall remain liable to the Sublandlord as hereinafter provided. Upon termination of this Sublease following such notice, the Sublandlord may at any time thereafter re-enter and resume possession of the Subleased Premises and remove the Subtenant and/or other occupants and the goods and chattels thereof. In any case where the Sublandlord has recovered possession of the Subleased Premises by reason of the Subtenant’s Default, the Sublandlord may, at the Sublandlord’s option, reenter the Subleased Premises and cause the Subleased Premises to be redecorated, altered, divided, consolidated with other adjoining Subleased Premises, or otherwise changed or prepared for reletting, and may relet the Subleased Premises or any part thereof as agent of the Subtenant or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Sublease, at the Sublandlord’s sole option, and the Sublandlord shall receive the rent therefor. Rent and other payments so received shall, up to an amount equivalent to the rent and other payments required of the Subtenant hereunder, be applied as follows: (i) first to the payment of such expenses as the Sublandlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining Subleased Premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and attorney’s fees; (ii) next to the payment of damages in amounts equal to the Rent, Additional Rent and any other payments required of the Subtenant hereunder (whether or not specifically designated as Rent or Additional Rent) and to the costs and expenses of performance of the other covenants of the Subtenant as herein provided. The Subtenant agrees, in any such case, whether or not the Sublandlord has relet the Subleased Premises, to immediately pay to the Sublandlord on an accelerated rent basis such damages equal to the rent and other sums required under this Sublease to be paid by the Subtenant without any obligation on Sublandlord’s part to bring separate actions to recover the monthly installments of rental due hereunder, but subject to Sublandlord’s duty to mitigate its damages hereunder. Sublandlord agrees that in the event that Subtenant’s payment of accelerated rent precedes Sublandlord’s receipt of mitigation rent for the Subleased Premises, Sublandlord shall pay to Subtenant the amounts to which it would otherwise be entitled to as a credit or offset hereunder; provided, however, that Sublandlord’s failure to immediately re-let the Subleased Premises shall not act to prevent Sublandlord’s exercise of any of its rights hereunder, including but not limited to acceleration of Subtenant’s rental obligation. In the event any reletting is at a rental amount greater than that amount reserved herein at the time of Subtenant’s Default, the Subtenant shall not be entitled to receive, by way of direct payment or credit against the Subtenant’s obligations, any surplus accruing as a result of any such reletting. In attempting to relet the Subleased Premises as aforesaid, the Sublandlord may grant rent and other concessions. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. In no event shall occupancy by the Sublandlord be construed as a release of the Subtenant’s liability hereunder.

(ii) Acceleration. The Sublandlord shall have the right upon the Subtenant’s Default to declare the entire remaining unpaid Rent and all other then known Additional Rent and other payments required of the Subtenant by this Sublease for the full balance of the Term to be immediately due and payable. Such declaration of acceleration shall be made by written notice by the Sublandlord to the Subtenant in accordance with the notice provisions of this Sublease. Upon receipt of such declaration of acceleration, the Subtenant shall immediately pay to the Sublandlord, without further demand or notice, an amount equal to the sum of the entire remaining unpaid Rent provided for under this Sublease for the entire Term, plus the entire remaining balance of all unpaid Additional Rent required under this Sublease for the entire Term to the extent the amount of such other payments are then known or reasonably determinable. Upon timely payment of all the sums hereinabove provided in this Subparagraph (b), the Subtenant shall have the right to continue to possess, occupy and enjoy the Subleased Premises for the remaining balance of the then current term, subject to strict observance by the Subtenant of all the covenants, conditions and other provisions of this Sublease and the timely payment of all other payments required by the Subtenant by this Sublease, and so long as the Subtenant has not vacated or abandoned the Subleased Premises. If Subtenant has vacated the Subleased Premises, Sublandlord shall be entitled to terminate this Sublease, re-enter and relet the Subleased Premises pursuant to the provisions of subparagraph (a), above, but shall retain its right to accelerate the rent. If the Sublandlord shall declare an acceleration as provided in this Subparagraph (b) and the amounts due hereunder shall not be paid within ten (10) days following the Subtenant’s receipt of such declaration, the Sublandlord, at the Sublandlord’s sole option, may exercise the Sublandlord’s right to terminate this Sublease as provided in Subparagraph (a) hereof, in which event the Sublandlord shall be entitled to the full benefits and enforcement of Subparagraph (a).

(iii) Waiver of Jury Trial and Right of Redemption. The Subtenant hereby waives its right to a jury trial and waives all right of redemption to which the Subtenant or any person under the Subtenant or any successor in interest to the Subtenant might be entitled by any law now or hereafter in force.

(iv) Right to Distraint. Upon five (5) days prior notice to Subtenant, the Sublandlord may distrain against any personal property of the Subtenant in or on the Subleased Premises in the event of a monetary Default. The Subtenant hereby specifically and expressly waives any and all right to a hearing prior to the Sublandlord’s exercise of such distraint remedy. Notwithstanding anything herein to the contrary, Sublandlord shall not use its right of distraint as set forth in this Subparagraph 8(b)(iv) until after it has exercised its rights as set forth in Subparagraph (8)(b)(i) or 8(b)(ii) and all of the notice and cure periods have expired without Subtenant effecting a cure.

(v) Other Remedies. The remedies provided to the Sublandlord under this Sublease are cumulative and are in addition to any remedies allowed by law or in equity.

9. SECURITY DEPOSIT

(a) Concurrently with execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Fifty Six Thousand Four Hundred Five and 00/100 Dollars ($56,405.00), the same to be held by Sublandlord as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant. If Subtenant Defaults after the expiration of all notice and cure periods with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of this security deposit as is necessary to remedy such Default. If any portion of said deposit is so used or applied, Subtenant shall, within ten (10) business days after notice from Sublandlord, promptly deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount, and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this security deposit separate from its general funds, and Subtenant shall not be entitled to interest on such deposit. Subtenant shall have no right to use all or any portion of the Security Deposit as a rental payment unless consented to by Sublandlord in writing.

(b) Provided that Subtenant is not in Default at the expiration or other termination of this Sublease, the security deposit, or any balance thereof, shall be returned to Subtenant within thirty (30) days after both the (i) Expiration Date and (ii) return of the Subleased Premises to Sublandlord in the condition required by this Sublease, less only that portion, if any, accessed and retained by Sublandlord pursuant to Paragraph 9(a) above. In the event of an assignment of the Prime Lease by Sublandlord, Sublandlord shall have the right to transfer the Security Deposit to the assignee, the assignee shall recognize Subtenant’s rights under this Sublease, and upon notice thereof to Subtenant, Sublandlord shall thereupon be released by Subtenant from all liability for the return of such Security Deposit only after such new sublandlord or other transferee has acknowledged in writing to Subtenant that it has taken possession of the full amount of the Security Deposit, or Sublandlord provides to Subtenant other evidence reasonably satisfactory to Subtenant that such Security Deposit has been delivered to the transferee; and then Subtenant agrees to look to the new sublandlord solely for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new sublandlord.

(c) Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security Deposit, and that neither Sublandlord nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

10. CONDITION OF PREMISES

Subtenant acknowledges that it has examined the Subleased Premises and is taking the Subleased Premises, including all existing leasehold improvements of Sublandlord existing on the date of this Sublease, in their “AS IS” condition on the date hereof, with no representations or warranties by Sublandlord of any kind as to the condition of the Subleased Premises or its suitability for any particular use. Without limiting the foregoing, Subtenant acknowledges that it has inspected (i) the condition and capacities of all Building Systems, (ii) all structural components of the Buildings, including the foundation, load bearing walls, and roof supports, (iii) the roof membrane of the Buildings, (iv) all interior partitions walls, interior doors, exterior doors, door hardware, lobby areas, basements, mechanical rooms, stairways, equipment closets, interior and exterior windows, fixtures, paint, wall coverings, cabinets, millwork, window treatments, carpeting and other flooring. Subtenant agrees that Sublandlord has no construction obligations whatsoever with respect to Subtenant’s occupancy of the Subleased Premises, nor is Sublandlord required to contribute any money in connection with any tenant improvement work to be performed by Subtenant (which work is subject to Sublandlord and Prime Landlord’s prior written approval as provided elsewhere in this Sublease). To the best of Sublandlord’s knowledge, there are no material defects in the Subleased Premises which would affect the habitability of the Subleased Premises. All references in this Sublease to the “actual knowledge” or “knowledge” of Seller shall refer only to the current (i.e., upon execution of this Sublease) actual knowledge of the Designated Representative (as hereinafter defined), and shall not be construed to refer to the knowledge of any other office, officers, agent or employee of Sublandlord or any affiliate thereof or, except for the inquiry set forth above, to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. The representations and warranties hereunder are made ONLY as to the actual knowledge of the Designated Representative and NOT as to or based upon the contents of any such files, documents, materials or any other files, documents or materials in the other office of Sublandlord. For purposes of this Sublease, the term “Designated Representative” shall mean Craig Schuck.

11. ALTERATIONS

Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises (including any initial alterations to prepare the Subleased Premises for Subtenant’s occupancy) without first obtaining the written consent of (i) Sublandlord, and (ii) Prime Landlord, where required pursuant to the Prime Lease. Any alterations, improvements or installations consented to by Sublandlord and Prime Landlord shall be made at the sole cost and expense of Subtenant. Subtenant shall have a duty to restore the Subleased Premises to the condition as was originally delivered by Sublandlord to Subtenant, which will require the removal of Subtenant’s alterations, at Subtenant’s sole cost and expense, unless Prime Landlord agrees in writing that no restoration is required.

12. REPAIRS AND MAINTENANCE

Any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant’s sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises, even if Sublandlord is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Prime Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Prime Landlord thereof and Sublandlord shall reasonably cooperate with Subtenant to encourage Prime Landlord to perform its obligations under the Prime Lease. Sublandlord shall have no liability to Subtenant for Prime Landlord’s failure to make any such repair and Subtenant shall not be entitled to any rent abatement or reduction as a result of Prime Landlord’s failure.

13. UTILITIES AND SERVICES

(a) Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease. Subtenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for Prime Landlord’s failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease. Subtenant shall pay 100% of Sublandlord’s charges for Building 3 utilities under the Prime Lease directly to Prime Landlord. To the extent that Prime Landlord charges Sublandlord for any services or utilities or increases the cost of such services or utilities and such charge or increase is due to Subtenant’s use of the Subleased Premises or such utilities or services, Subtenant agrees to pay the charges therefore promptly upon receipt of Sublandlord’s bill.

(b) Sublandlord and Subtenant acknowledge and agree that, pursuant to Paragraph 11.2 of the Prime Lease, Sublandlord is entitled to a proportionate abatement of Rent due under the Prime Lease if the Premises are rendered untenantable, in whole or in part, for a period of two (2) consecutive business days (“Eligibility Period”) by the making of repairs, replacements or additions by Prime Landlord that interrupt utility services to the Premises. Sublandlord and Subtenant agree that if the Base Rent due under the Prime Lease is abated pursuant to the terms of Paragraph 11.2 of the Prime Lease, and the Subleased Premises are untenantable in whole or in part for a period equal to or greater than the “Eligibility Period”, then the Base Rent due hereunder shall also abate in proportion to the rentable square footage of the Subleased Premises which is untenantable, bears to the total rentable square footage of the Subleased Premises, to the extent Sublandlord is similarly excused from the obligation to pay rent for such portion of the Sublet Space under the Prime Lease.

14. ASSIGNMENT AND SUBLEASING

(a) Subtenant shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that Prime Landlord consents to such assignment or sublease. Subtenant’s right to assign or sublet is subject to Prime Landlord’s recapture right pursuant to subparagraph 12.1 of the Prime Lease.

(b) The consent by Sublandlord to any assignment or to any sublease or occupancy of the Subleased Premises by any other party than Subtenant, or any part thereof, shall not be deemed to relieve or release (i) Subtenant from the full performance and observance by Subtenant of all of its obligations under this Sublease, or (ii) Subtenant or any assignee or sublessee of Subtenant from the obligation of obtaining the consent in writing of Sublandlord and Prime Landlord to any further assignment, sublease or occupancy. Subtenant shall pay to Sublandlord upon demand, (x) any cost, expense or fee of Prime Landlord charged to Sublandlord or to Subtenant which is required to be paid in connection with any assignment, subletting or occupancy pursuant to this Paragraph 14, and (y) any reasonable actual cost or expense of Sublandlord which is incurred by Sublandlord in connection with any request for consent to any assignment, subletting or occupancy pursuant to this Paragraph, including but not limited to attorneys’, architects’ accountants’, or other consultants’ fees.

(c) In the event that Subtenant shall desire Sublandlord’s consent to an assignment of this Sublease or to a subletting of all or any part of the Subleased Premises, Subtenant shall request such consent by submitting to Sublandlord a proposal setting forth the terms and conditions of the assignment or sublease and financial information with respect to the assignee or sublessee, and such other information as Sublandlord may reasonably require.

(d) In the event that Sublandlord and Prime Landlord shall grant their consent to subletting all or part of the Subleased Premises or an assignment of this Sublease, Subtenant shall, in consideration therefor, promptly pay to Sublandlord as additional rent, as and when received by Subtenant, fifty percent (50%) of the Net Profit (as hereinafter defined), if any, and deliver to Sublandlord an executed copy of such assignment or sublease. The term, “Net Profit” shall mean (i) in the case of a sublease, the amount by which the amounts payable to Subtenant by any subtenant of Subtenant for rent and additional rent or other consideration paid under the sublease (including, but not limited to, sums paid for the sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, to the extent that such sums are in excess of the fair market value thereof) exceed the amounts payable by Subtenant to Sublandlord for Base Rent and additional rent in connection with the sublet portion of the Subleased Premises, and (ii) in case of an assignment, an amount equal to any amounts paid by any assignee of Subtenant, to Subtenant, as consideration for said assignment (including, but not limited to, sums paid for the sale or rental of Sublandlord’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property) less, in either case, the reasonable and customary real estate brokers commissions, marketing expenses, any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Subtenant to its sublessee or assignee and attorneys’ fees incurred by Subtenant in connection therewith.

(e) If this Sublease shall be assigned or if the Subleased Premises, or any part thereof, shall be sublet or occupied by any person or persons other than Subtenant, whether or not such assignment, sublet or occupancy was made with the consent of Sublandlord, Sublandlord may after an event of Default by Subtenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any of the covenants, terms or provisions contained in this Section, nor shall it be deemed an acceptance of the assignee, subtenant or occupant as subtenant hereunder, or a release or Subtenant from the full performance and observance by Subtenant of all of the covenants and obligations contained in this Sublease on the part of Subtenant to be performed or observed.

15. INSURANCE

Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord as additional insureds on any required insurance policies. Subtenant shall furnish to Sublandlord a certificate or certificates of insurance at or before the Commencement Date and, on request, at reasonable intervals thereafter.

16. COMPLIANCE WITH LAWS

(a) In addition to any obligations under the Prime Lease, Subtenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipal Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant or any subtenant or assignee of Subtenant, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises during the Term or any renewal thereof, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires (collectively referred to as “Legal Requirements”) at its own cost and expense. Nothing in this paragraph shall be deemed a consent to the alteration, subletting or assignment of all or any portion of the Subleased Premises or of all or any of Subtenant’s interests in this Sublease.

(b) If Subtenant shall fail or neglect to comply with the aforesaid Legal Requirements, or if Subtenant shall fail or neglect to make any repairs required by the terms of this Sublease, then Sublandlord or its agents may (but shall not be obligated to) enter the Subleased Premises and take such actions as necessary to cure the breach and comply with any and all of the said Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant’s failure to pay therefor, the said cost and expense shall be added to the next month’s Rent and be due and payable as such.

(c) Sublandlord represents and warrants that as of the Commencement Date it has not received written notice of any violation of any Legal Requirement with respect to the Subleased Premises.

17. LIMITATIONS ON SUBLANDLORD’S LIABILITY

(a) Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in its “AS IS” condition.

(b) If Sublandlord assigns its leasehold estate in the Building, Sublandlord shall have no obligation to Subtenant arising after the date of such assignment provided that Sublandlord’s assignee recognizes Subtenant’s rights under this Sublease. Subtenant shall then recognize Sublandlord’s assignee as Sublandlord of this Sublease.

(c) Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall Default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant’s expense and upon prior notice to Sublandlord, and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord’s obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant’s exercise of its rights under this paragraph. Sublandlord shall, at no cost to Sublandlord, cooperate with Subtenant in enforcing the its rights under the Prime Lease.

18. ESTOPPEL CERTIFICATES

Either party hereto (the requested party) agrees that from time to time upon not less than ten (10) days prior notice by the other party (requesting party), the requested party or its duly authorized representative having knowledge of the following facts will deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent and other charges have been paid; (c) that to the best of the requested party’s knowledge, the requesting party is not in Default under any provision of this Sublease or if in Default, the nature thereof in detail.

19. SUBORDINATION

(a) This Sublease shall be automatically subject and subordinate to the Prime Lease, any ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located. This Paragraph 19 shall be self-operative and no further instrument of subordination shall be required, it being understood that neither Prime Landlord nor Sublandlord shall be obligated to provide Subtenant with any non-disturbance agreement. To confirm such subordination, Subtenant shall execute within ten (10) days after demand, or such shorter period as may be required under the Prime Lease, any reasonable certificate, agreement or instrument that Prime Landlord requests Subtenant to execute pursuant to the terms of the Prime Lease.

(b) Notwithstanding anything contained herein to the contrary, Sublandlord shall use commercially reasonable efforts to obtain and deliver to Subtenant a written subordination and non-disturbance agreement (“SNDA”) from Prime Landlord providing that so long as Subtenant performs all of the terms, covenants and conditions of this Sublease and agrees to attorn to Prime Landlord, Subtenant’s rights under this Sublease shall not be disturbed and shall remain in full force and effect for the Term in the event the Prime Lease is terminated as a result of a Default by Sublandlord. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to deliver a SNDA and Sublandlord’s failure to obtain the SNDA shall in no way delay the Commencement Date or otherwise affect Subtenant’s obligations under this Sublease.

20. CASUALTY AND CONDEMNATION

If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of the Prime Lease, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant’s property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

21. CONSENT OR APPROVAL OF PRIME LANDLORD

If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for obtaining such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

22. NOTICES

All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:

To Subtenant:

INTERSIL CORP.

Attn: Contracts Dept.

2401 Palm Bay Rd. NE, m/s 53-170

Palm Bay, FL 32905

With copies to:

INTERSIL CORP.

Attn: V.P. of Operations

933 Murphy Ranch Road

Milpitas, CA 95035

and

INTERSIL CORP.

Attn: Legal Dept.

2401 Palm Bay Rd., NE, m/s 53-209

Palm Bay, FL 32905

and

Wayne C. Lamb

CRESA Partners

610 Newport Center Drive, Fifth Floor

Newport Beach, CA 92660

To Sublandlord at the following address:

Avaya Inc.

c/o CB Richard Ellis, Inc.

c/o CB Richard Ellis Lease Advisors

1080 Nimitzview Drive, Ste 304

Cincinnati, Ohio 45230

With copies to:

Avaya Inc.

Vice President – Corporate and Securities

211 Mount Airy Road

Basking Ridge, New Jersey 07920

-and-

Avaya Inc.

Director of Global Real Estate

211 Mount Airy Road

Basking Ridge, New Jersey 07920

It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus five (5) days and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease less five (5) days. All notices shall be deemed given upon receipt or rejection.

Either party by written notice to the other may change or add persons and places where notices are to be sent or delivered.

23. BROKERS

The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease other than CB Richard Ellis and The Staubach Company and Cresa Partners-West (collectively, the “Broker”). Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay the commission of the Broker in accordance with separate agreements.

24. SUBLANDLORD’S AND SUBTENANT’S POWER TO EXECUTE

Sublandlord (subject to Prime Landlord’s consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

25. TABLE OF CONTENTS - CAPTIONS

The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

26. CONSENT TO SUBLEASE BY PRIME LANDLORD

This Sublease shall not become operative until and unless the Prime Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord’s failure to consent to this Sublease. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

27. ENTIRE AGREEMENT

This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and (b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

28. HOLDING OVER

If Subtenant holds over after the Expiration Date or the earlier termination of the Term of this Sublease without the express written consent of Sublandlord, Subtenant shall become a tenant of sufferance only, at a rental rate determined as follows: (i) if such holdover does not cause Sublandlord to hold over under the Prime Lease, then such rental rate shall be one hundred fifty percent (150%) of the Rent payable to Sublandlord for the immediately preceding calendar month, and (ii) if such holdover causes Sublandlord to hold over under the Prime Lease, then such rental rate shall be one hundred fifty percent (150%) of all holdover rent that Sublandlord is required to pay to Prime Landlord under the Prime Lease. Sublandlord hereby advises Subtenant that the Term of the Prime Lease ends one day after the Expiration Date, and Subtenant acknowledges the importance to Sublandlord of regaining possession of the Subleased Premises at the Expiration Date. Nothing in this Sublease to the contrary shall limit Sublandlord’s remedies hereunder or Sublandlord’s right to recover damages from Subtenant accruing to Sublandlord as tenant under the Prime Lease, in the event Subtenant holds over in the Subleased Premises after the expiration of the Term of this Sublease. If Subtenant fails to surrender the Subleased Premises to Sublandlord on or before the Expiration Date, Subtenant shall indemnify and hold Sublandlord harmless from all loss or liability, including without limitation, any claim made by Prime Landlord or any successor tenant resulting from Subtenant’s failure to surrender the Subleased Premises and any attorneys fees and costs incurred by Sublandlord and Prime Landlord.

29. RULES AND REGULATIONS

Subtenant shall comply with all rules and regulations regarding the Subleased Premises and the Building as may be prescribed by Sublandlord and Prime Landlord including without limitation, the rules and regulations set forth in the Prime Lease provided, however, the rules and regulations prescribed by the Sublandlord shall not adversely effect the Subtenant’s ability to use and occupy the Subleased Premises for the purposes set forth herein.

30. GOVERNING LAW

The exercise, validity, construction, operation and effect of the terms and provisions of this Sublease shall be determined and enforced in accordance with the laws of the state where the Subleased Premises is located.

31. NO AUTHORITY

The Subtenant has no authority to contact or make any agreement with the Prime Landlord about the Subleased Premises or the Prime Lease, unless agreed to by all the parties. No purported agreement between Prime Landlord and Subtenant shall be binding upon Sublandlord, and shall not act to increase or modify Sublandlord’s obligations or liabilities under the Prime Lease, unless and except Sublandlord has documented its agreement in a signed writing. The Subtenant may not pay rent or other charges to the Prime Landlord, but only to the Sublandlord, unless otherwise instructed in a written notice signed by Sublandlord.

32. SUCCESSORS

Unless otherwise stated, the Sublease is binding on all parties who lawfully succeed to the rights or take the place of the Sublandlord or the Subtenant.

33. PERSONAL PROPERTY

Subtenant and Sublandlord have agreed that Subtenant shall have the right to use at no additional charge to Subtenant, certain furniture, equipment and other items currently located in the Subleased Premises as more specifically set forth on Exhibit C (the “Personal Property”) attached hereto and made a part hereof. Subtenant shall pay any personal property taxes with respect to the Personal Property during the Term of this Sublease. The Subtenant will bear the risk of loss of all items of the Personal Property from theft, fire or other casualty from the Commencement Date of this Sublease. The Subtenant acknowledges that the Subtenant has made a full and complete inspection of the Personal Property, and the Subtenant accepts the Personal Property in its present “AS IS” condition as of the Commencement Date of this Sublease. The Sublandlord disclaims all warranties, express or implied, with regard to the Personal Property. The Sublandlord specifically disclaims any warranty of merchantability or fitness for a particular purpose. If Subtenant desires to move or dispose of the Personal Property or reconfigure the furniture systems at anytime during the Term of this Sublease, Subtenant must provide prior written notice to Sublandlord and Sublandlord shall have the right to withhold its consent in its reasonable discretion. If required by Sublandlord, Subtenant shall dispose of, at its sole cost and expense, the Personal Property at the end of the Term of this Sublease. At the end of the Term, Subtenant shall have the right to purchase the Personal Property to the extent and on the terms permitted by the Prime Lease.

34. PARKING

During the Term, and subject to the rules and regulations attached to the Prime Lease as Exhibit B and incorporated into this Sublease, Subtenant shall be entitled to use 23.64% of the unreserved parking spaces available to Sublandlord (which the parties agrees equals 109 spaces at the execution of this Sublease) in the parking area of the Project at the locations shown more particularly on Exhibit D attached hereto without charge. Subtenant’s parking area may be relocated from time to time by the Sublandlord (if required by Prime Landlord) or Prime Landlord for a period not to exceed sixty (60) days, provided that the parking spaces remain within the Project. If Subtenant commits or allows in the parking areas any of the activities prohibited by the Prime Lease or this Sublease, then Sublandlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to the offending vehicle owner. Subtenant shall not transfer or assign its parking rights separate and apart from this Sublease.

35. SUBTENANT’S TERMINATION OPTION

(a) Notwithstanding anything to the contrary contained in this Sublease, on the condition that Subtenant is not in Default after the expiration of all applicable notice and cure periods of its covenants or obligations under this Sublease following notice and an opportunity to cure, both as of the time that Subtenant gives Subtenant’s Termination Notice (as hereinafter defined) and as of the Effective Termination Date (as hereinafter defined) then Subtenant shall have the right (“Subtenant’s Termination Right”), to terminate the term of this Sublease at anytime after September 29, 2009 (“Effective Termination Date”) provided that (i) Subtenant provides no less than nine (9) months written notice to Sublandlord (“Subtenant’s Termination Notice”) and (ii) Subtenant pays to Sublandlord concurrently with Subtenant’s Termination Notice a termination fee equal to Three Hundred Eighty Six Thousand Nine Hundred Eighty Six Dollars and 08/100 ($386,986.08) (“Termination Fee”).

(b) If Subtenant timely and properly exercises Subtenant’s Termination Right hereunder and timely pays to Sublandlord the Termination Fee, then the term of this Sublease shall terminate as of the Effective Termination Date, and Rent and other charges shall be apportioned as of said Effective Termination Date. If Subtenant fails timely to exercise Subtenant’s Termination Right or fails timely to pay the Termination Fee, then, in addition to any other remedies to which Sublandlord is entitled, Sublandlord shall have the right to render Subtenant’s Termination Notice void and of no force or effect.

36. SIGNAGE

Subject to the consent of Prime Landlord, Subtenant shall have the right to an interior lobby sign on the first floor, shared wall signage at the entrance of Building 3 and its pro-rata share of monument signage at the central entrance to the Project. Subtenant shall be responsible for the installation, maintenance, repair and removal of such signage at its sole cost and expense. The sign standards are attached hereto as Exhibit E.

37. MISCELLANEOUS

(a) The headings of the articles and the numbers of the items in this Sublease are inserted as a matter of convenience to the parties and shall not affect the construction of this Sublease.

(b) The terms, conditions, covenants and provisions of this Sublease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect. In addition, Sublandlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

(c) In all references herein to any parties, person, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the context of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the parties hereto, and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns.

d) Should Sublandlord discontinue operation of the Cafeteria Space pursuant to Paragraph 1(b) herein, Subtenant shall have the right, but not the obligation, to either: (i) assume operation of the Cafeteria Space, subject to Prime Landlord’s approval under Paragraph 2.1(c) of the Prime Lease, or (ii) convert such space to an alternate, authorized usage pursuant to Paragraph 7(a) herein, neither of which affect Sublandlord’s obligation for the payment of rent on the Cafeteria Space.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

ATTEST/WITNESS:	SUBLANDLORD
AVAYA INC.

/s/	By:	/s/

Pamela R. Klinger, Real Estate Paralegal	Andy Fellows, V.P.
Name and Title	Name and Title

ATTEST/WITNESS:	SUBTENANT
INTERSIL CORP.

/s/	By:	/s/

Douglas A. Balog, Asst. Secretary	W.L. Strahlo, Director -Contracts
Name and Title	Name and Title

EXHIBIT A

DESCRIPTION OF SUBLEASED PREMISES

(PHYSICAL LAYOUT OF THE 2ND FLOOR)

EXHIBIT A-1

SPACE PLAN SHOWING BUILDING 3

(PHYSICAL LAYOUT OF THE LOBBY AREA AND CAFETERIA SPACE)

EXHIBIT B

PRIME LEASE

(incorporated by reference to Exhibit 10.2 to the Quarterly

Report of Xicor, Inc. on Form 10-Q, November 13, 2002)

EXHIBIT C

LIST OF PERSONAL PROPERTY

(description of office furniture)

EXHIBIT D

PARKING

(Exhibit C to the Prime Lease)

EXHIBIT E

SIGNAGE STANDARDS

(photographs of monument signs and building signs)